MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
(Re-Performing and Nonperforming Mortgage Loans)

among

HLSS MORTGAGE MASTER TRUST II

as Seller

and

SECURITIZED MORTGAGE ASSET LOAN TRUST 2015-1

as Purchaser

dated as of

February 20, 2015

Re-Performing and Nonperforming Mortgage Loans

(Servicing Released)

i

Section 5.09.	Waiver; Amendment	34
Section 5.10.	Governing Law	34
Section 5.11.	Waiver of Jury Trial	34
Section 5.12.	Severability Clause	35
Section 5.13.	Successors; No Third Party Beneficiaries	35
Section 5.14.	Confidentiality	35
Section 5.15.	Limitation of Liability	37
Section 5.16.	Entire Agreement	37
Section 5.17.	Execution in Counterparts	37

SCHEDULE I	FUNDING SCHEDULE
SCHEDULE II	ENCUMBRANCES; TAXES, INSURANCE, OTHER CHARGES
SCHEDULE III	COLLATERAL EXCEPTION REPORT

Exhibit A	MORTGAGE LOAN SCHEDULE
Exhibit A-1	ADDITIONAL MORTGAGE LOAN DATA
Exhibit B	COLLATERAL DOCUMENTS
Exhibit C	FORM OF LIMITED POWER OF ATTORNEY

ii

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
(RE-PERFORMING MORTGAGE LOANS)
This Mortgage Loan Purchase and Sale Agreement (Re-Performing Mortgage Loans) is made and entered into as of February 20, 2015 (the “Agreement”), by and between Securitized Mortgage Asset Loan Trust 2015-1, a Delaware statutory trust (the “Purchaser”) and HLSS Mortgage Master Trust II, a Delaware statutory trust (the “Seller”).
RECITALS
The Purchaser has agreed to purchase from the Seller and the Seller has agreed to sell to the Purchaser on a servicing-released basis all of the Seller’s right, title and interest, including all Servicing Rights (as defined below), in and to those certain mortgage loans identified on Exhibit A (the “Mortgage Loans”) as being sold by it hereunder.
The Mortgage Loans are currently subserviced on behalf of the Seller by Ocwen Loan Servicing, LLC (the “Interim Servicer” or “Ocwen”), who will service the Mortgage Loans on an interim basis on behalf of the Purchaser commencing on the Closing Date pursuant to the Interim Servicing Agreement.
This Agreement is intended to set forth the terms and conditions by which the Seller shall sell and transfer and the Purchaser shall purchase and acquire the Mortgage Loans and the related Servicing Rights (as defined below).
In consideration of the mutual promises herein set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the Seller and the Purchaser agree as follows:

ARTICLE I
Unless the context requires otherwise, all capitalized terms used herein shall have the meanings assigned to such terms in this Article I unless defined elsewhere herein.
Accrued Interest: With respect to each Mortgage Loan, accrued interest, due and payable in accordance with the terms of the respective Mortgage Note, on the Interest-Bearing Stated Principal Balance of each Mortgage Loan at a rate equal to the Mortgage Interest Rate as to each Mortgage Loan, from the date through which interest has last been paid (as of the Cut-off Date) through the day prior to the Closing Date; provided, however, that in no event shall the Purchaser be obligated to pay accrued interest as to any Mortgage Loan that is sixty (60) days or more delinquent (calculated pursuant to MBA methodology) as of the Cut-off Date.
Additional Mortgage Loan Data: To the extent available to the Seller, the following information with respect to each Mortgage Loan attached hereto as Exhibit A-1: (i) property type; (ii) loan purpose (i.e., purchase, rate/term refinance, cash-out refinance); and (iii) loan type (Fixed, ARM, Step). With respect to the Mortgage Loans in the aggregate, the Additional Mortgage Loan Data shall set forth the following information, as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; and (3) the weighted average Mortgage Interest Rate of the Mortgage Loans.
Applicable Requirements: With respect to the servicing of any Mortgage Loan (i) the mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located; (ii) all servicing requirements within the Collateral File; (iii) any applicable federal, state, or local laws or regulations applicable to the servicer, the Mortgage Loans, the Mortgagors, or the servicing of such Mortgage Loans, (vi) the servicing requirements contained in this Agreement or the Interim Servicing Agreement; and (vii) the same care that the servicer customarily employs and exercises in servicing, collecting and administering mortgage loans for its own account.
Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.
Bailee Letter: With respect to the Collateral Files, that certain bailee letter to be entered into among the Seller, the Purchaser, the Custodian and the Seller’s financing party for the related Mortgage Loans.
Bankruptcy Case: As defined in Section 3.05(r) hereunder.
Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day that is a statutory holiday under the Laws of the United States or the State of New York or the State of California

or the State of Delaware, or (iii) a day on which banking and savings and loan institutions in the State of New York or the State of California or the State of Delaware are authorized or obligated by law or executive order to be closed.
Causes of Action: All claims, damages, demands, proceedings, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses (including, but not limited to, attorneys’ fees and costs associated with any court or administrative proceedings), judgments, orders and liabilities, of any kind whatsoever, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, certain or speculative, and whether concealed or hidden, which have existed, may have existed, or do exist.
CFPB: The Consumer Financial Protection Bureau, an independent federal agency operating as a part of the United States Federal Reserve System.
Closing: The consummation of the sale and purchase of the Mortgage Loans.
Closing Date: February 20, 2015, or such other date as may be mutually agreed upon by the Seller and the Purchaser.
Collateral Documents: The collateral documents pertaining to each Mortgage Loan as set forth in Exhibit B hereto, except as set forth on the Collateral Exception Report.
Collateral Exception Report. An exception report attached hereto as Schedule III identifying any missing or deficient documents in the Collateral Files.
Collateral File: With respect to each Mortgage Loan, a file containing the Collateral Documents.
Commission: The United States Securities and Exchange Commission.
Confidential Information: As defined in Section 5.14 hereunder.
Credit File: If and to the extent available as to each Mortgage Loan, the file containing the documents relating to the origination and servicing of the Mortgage Loan.
Custodian: Wells Fargo Bank, N.A.
Cut-off Date: February 1, 2015, or such other date as may be mutually agreed upon by the Seller and the Purchaser.
Defective Loan: As defined in Section 2.02 hereunder.
Due Diligence: As defined in Section 2.02 hereunder.

Due Diligence Delivery Date: The date which is sixty (60) calendar days following the Closing Date (or the immediately following Business Day to the extent such sixtieth (60th) calendar day is not a Business Day).
HAMP: U.S. Department of the Treasury’s Home Affordable Modification Program, as it may be amended and revised.
Helping Families Act: The Helping Families Save Their Homes Act of 2009, as may be amended from time to time.
Holdback Price: As defined in Section 2.02 hereunder.
Holdback Release Date: The date which is sixty (60) calendar days following the Closing Date (or the immediately following Business Day to the extent such sixtieth (60th) calendar day is not a Business Day).
Initial MI Settlement: As defined in Section 4.05(a) hereunder.
Initial MI Settlement Loans: As defined in Section 4.05(a) hereunder.
Insured Loss: With respect to any Mortgage Loan that is subject to Mortgage Insurance, the amount of loss used to determine the payment required to be made by the Mortgage Insurer upon the occurrence of an insurable event, in each case calculated in accordance with the terms of the applicable policy of Mortgage Insurance.
Interest-Bearing Stated Principal Balance: With respect to each Mortgage Loan, the actual unpaid interest-bearing portion of the principal balance of the Mortgage Loan as of the Cut-off Date, as set forth on the funding schedule attached hereto as Schedule I.
Interim Servicer: Ocwen.
Interim Servicing Agreement: An interim servicing agreement between the Interim Servicer and the Purchaser to be entered into on or prior to the Closing Date.
Loss Mitigation: With respect to a Mortgage Loan, any modification activity, including, without limitation, deed-in-lieu, short sales, or any modification pursuant to loan modification, loss mitigation and/or foreclosure alternative efforts by Ocwen, as the servicer, or any prior servicer, of the Mortgage Loans, including HAMP, the “Principal Reduction Alternative” program of HAMP, the “Home Affordable Foreclosure Alternatives” program, the “Hardest Hit Fund” program or similar federal, state or local programs related to loan modification/loss mitigation and/or foreclosure alternatives, and/or similar proprietary programs of Ocwen or any prior servicer of the Mortgage Loans.
MERS: Mortgage Electronic Registration Systems, Inc. or any successor or assign thereto.
MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.
MI Disputes: As defined in Section 4.05(b) hereunder.
MI Settlement: Any settlement agreement between one or more Prior Sellers and a Mortgage Insurer relating to coverage or claims payments under a policy for Mortgage Insurance that covers or purports to cover any Mortgage Loan.
MI Settlement Payment Amount: With respect to any MI Settlement, the amount of the payment anticipated to be made by the applicable Mortgage Insurer for claims timely filed and perfected pursuant to the terms of the MI Settlement.
Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note or a first lien upon a leasehold estate of the related Mortgagor, as the case may be.
Mortgage Insurance: The default insurance provided by Mortgage Insurers on certain Mortgage Loans, whether lender-paid or borrower-paid.
Mortgage Insurer: A party who insures or guarantees all or any portion of the risk of loss on any Mortgage Loan through Mortgage Insurance.
Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, if applicable, taking into account any final, executed loan modifications.
Mortgage Loan: Any mortgage loan that is sold pursuant to this Agreement, as evidenced by such mortgage loan’s inclusion on the Mortgage Loan Schedule, which mortgage loan includes, without limitation, the Collateral File, the Credit File, the Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.
Mortgage Loan Schedule: The schedule of Mortgage Loans attached hereto as Exhibit A, which schedule shall include the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the Mortgagor’s name; (iii) the address of the Mortgaged Property, including the street address, city, state and zip code where the Mortgaged Property is located; (iv) the interest paid-to-date; (v) the Stated Principal Balance; (vi) the Mortgage Interest Rate; (vii) a Loss Mitigation flag; (viii) the Loss Mitigation type, (ix) the modification date; (x) the step rate terms, if applicable; (xi) the Interest-Bearing Stated Principal Balance; (xii) non-interest bearing principal balance, if applicable; (xiii) origination date; (xiv) original loan amount; (xv) current maturity date; (xvi) the Seller; (xvii) a flag indicating whether the servicer has received notice of a bankruptcy proceeding, which remains unresolved; (xviii) a flag indicating whether the loan has been referred to the servicer’s foreclosure department; (xix) a flag indicating whether the Mortgage Loan has or purports to have Mortgage Insurance; (xx) a flag indicating whether any Mortgage Insurance with respect to such Mortgage Loan is the subject of an MI Settlement; (xxi) the MI Settlement Payment Amount, if applicable; (xxii) Prior Seller; (xxiii) Prior Closing Date; (xxiv) a flag indicating whether the Mortgage Loan is a MERS Mortgage Loans; (xxv) the MERS MIN number, if applicable; (xxvi) HAMP flag; (xxvii) balloon flag; (xxviii) the current P&I payment; (xxix) capitalized arrearage, if any; (xxx) deferred principal and interest amounts, if any; and (xxxi) the terms of any Loss Mitigation.
Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof, as the same may have been modified in accordance with any executed modification.
Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.
Mortgagor: The obligor on a Mortgage Note.
Ocwen: As defined in the Recitals hereunder.
Pending Proceeding: As defined in Section 3.05(s) hereunder.
Prior Closing Date: The applicable closing date on which a Mortgage Loan was acquired from a Prior Seller.
Prior Seller Investigations: As defined in Section 3.03(b) hereof.
Prior Sellers: Bank of America California, National Association, Bank of America, National Association, BofA Merrill Lynch Asset Holdings, Inc. and Countrywide Home Loans, Inc., and their respective successors and assigns.
Purchase Price: With respect to any Mortgage Loan, the purchase price to be paid by the Purchaser for such Mortgage Loan, which shall equal the product of (a) the related Purchase Price Percentage for such Mortgage Loan multiplied by (b) the related Stated Principal Balance.
For the avoidance of doubt, Mortgage Loans that have been paid off, liquidated or has become REO property prior to the Closing Date shall be removed from the sale contemplated hereunder and shall not be included in the calculation of Purchase Price.
Purchase Price Percentage: With respect to any Mortgage Loan, the purchase price percentage set forth in the funding schedule attached hereto as Schedule I.
Purchase Proceeds: The aggregate sum of the Purchase Price (less the Holdback Price as described in Section 2.02) and Accrued Interest for each of the Mortgage Loans, which is listed on the funding schedule attached hereto as Schedule I.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
Repurchase Price: With respect to any Mortgage Loan a price equal to (a) the product of (i) the actual unpaid principal balance of the related Mortgage Loan at the time of repurchase, and (ii) the related Purchase Price Percentage; plus (b) if such Mortgage Loan was fifty-nine (59) days or less delinquent as of the Cut-off Date, the interest on such actual unpaid principal balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place, subject to a cap equal to the amount of interest paid by the Purchaser on such Mortgage Loan; plus (c) the aggregate amount of all advances and expenses paid, incurred or reimbursed by the Purchaser in connection with such Mortgage Loan (provided, however that the Purchaser shall not be entitled to recover any such advances or expenses made, incurred, paid or reimbursed, from the date of discovery of a breach of a representation or warranty, to and including the date of repurchase of the related Mortgage Loan, without the prior written consent of the Seller, other than advances made in accordance with Applicable Requirements).
Section 404 Notice: A notice required by Section 404 of the Helping Families Act.
Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.
Seller Breach: As defined in Section 3.04(b) hereunder.
Servicing Rights: With respect to any Mortgage Loan, any and all rights to service the Mortgage Loan, which such rights shall include, but not be limited to: (a) the right to obtain, possess and use any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loan or pertaining to the past, present or prospective servicing of the Mortgage Loan; (b) the right to collect all amounts payable with respect to the Mortgage Loan; (c) the right to receive and retain all late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loan; (d) all rights under any agreement or document that creates, defines or evidences the right to service the Mortgage Loan; (e) all custodial rights to service the escrow payments and escrow accounts with respect to the Mortgage Loan; (f) all custodial rights to service payments and accounts related to the Mortgaged Property with respect to the Mortgage Loan; (g) the right to service all payments and accounts with respect to the

Mortgage Loan and the related real properties securing repayment of the Mortgage Loan; (h) the right to invest, and retain all investment earnings on, any amounts deposited in any account related to the servicing of the related Mortgage Loan; and (i) all rights, powers and privileges incidental to the foregoing.
Servicing Transfer Date: The date which is sixty (60) calendar days following the Closing Date (or the immediately following Business Day to the extent such sixtieth (60th) calendar day is not a Business Day), or such other date as the Purchaser and the Interim Servicer may mutually agree upon.
Stated Principal Balance: With respect to each Mortgage Loan, the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date, as set forth on the funding schedule attached hereto as Schedule I.
Subsequent MI Settlement: Each MI Settlement that is not an Initial MI Settlement.
Transaction Documents: Collectively, that certain letter agreement dated January 26, 2015 between the DoubleLine Capital LP and HLSS Mortgage LP, concerning confidentiality, and this Agreement and any exhibits or schedules attached to or made a part of any such Transaction Documents.
Warranty Period: As defined in Section 3.04(a) hereunder.
Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.
ARTICLE II

CLOSING; TERMS AND CONDITIONS
Section 2.01.    Agreement of Sale.
Subject to and upon receipt of payment of the Purchase Proceeds from the Purchaser, the Seller hereby sells, conveys, transfers and assigns to the Purchaser on the Closing Date all of its right, title and interest in and to the Mortgage Loans identified on the Mortgage Loan Schedule as being sold by it hereunder, and the related Servicing Rights in accordance with the terms and conditions set forth herein. The assets conveyed pursuant to the preceding sentence shall include amounts paid by a Mortgage Insurer pursuant to an MI Settlement or released to the insured from any escrow arrangement established pursuant to an MI Settlement with respect to the Mortgage Loans on or after the Cut-off Date. However, Seller does not warrant that the Mortgage Loans are sold with any Mortgage Insurance or that the Mortgage Insurance, if such exists, is valid or collectible.
The Purchaser and Seller shall mutually agree on the Mortgage Loans to be sold and purchased hereunder at least one(1) Business Day prior to the Closing Date.

Section 2.02.    Payment of the Purchase Proceeds; Conveyance; Holdback Price. No later than 1:00 p.m. (Pacific time) on the Closing Date, the Purchaser shall pay to the Seller (or its designee) the Purchase Proceeds for the Mortgage Loans by wire transfer in immediately available funds to the account designated by the Seller (or its designee). Upon completion of the wire transfer of the Purchase Proceeds to the Seller’s or its designee’s designated account, the Seller hereby transfers, assigns sets over and otherwise conveys to the Purchaser and the Purchaser hereby purchases all of Seller’s right, title and interest in the Mortgage Loans, and the Servicing Rights related thereto.
Notwithstanding the foregoing, the Purchaser shall hold back an amount equal to five percent (5%) of the aggregate Purchase Price (the “Holdback Price”). The Purchaser shall pay to the Seller, no later than the Holdback Release Date, any Holdback Price remaining after reductions of amounts as described below.
The Purchaser, or its designee, shall have the right to perform due diligence on the Mortgage Loans and the Collateral Documents (“Due Diligence”) at the Purchaser’s sole cost and expense. The scope of such Due Diligence shall be consistent with loan reviews customary for re-performing mortgage loan transactions and shall not include any review to determine whether the Mortgage Loans were originated in compliance with any credit guidelines in effect at the time of origination. The Purchaser shall provide the Seller with the written results of such Due Diligence on or prior to Due Diligence Delivery Date. The Purchaser shall be entitled to request repurchase of Mortgage Loans (i) for which a Seller Breach exists as of the Closing Date, or (ii) that have compliance, collateral or title defects that have a material adverse impact on any Mortgage Loan, enforceability of any Mortgage Loan document or Purchaser’s interest therein (such reasons are hereinafter referred to as “Due Diligence Exceptions”). If the results of Purchaser’s Due Diligence review results in one or more Due Diligence Exceptions, the Seller shall have the opportunity to provide evidence to the Purchaser within fifteen (15) calendar days of Seller’s receipt of notice of such Due Diligence Exceptions to rebut or cure the reasons the Purchaser identified as the basis for such Due Diligence Exceptions.
For any Mortgage Loan which remains subject to an uncured Due Diligence Exception (each such Mortgage Loan, a “Defective Loan”), no later than thirty (30) calendar days following Seller’s initial receipt of notice of such Due Diligence Exception, the Seller shall pay to the Purchaser an amount equal to the applicable Repurchase Price or, if applicable and as described below, the Breach Reimbursement (as defined in Section 3.04(b)) for such Defective Loan. Upon repurchase of a Defective Loan, the Purchaser shall cause such Mortgage Loan to be conveyed to the Seller or its designee pursuant to Section 3.04(d).
For any Defective Loan which the Seller cannot or does not pay the Repurchase Price to the Purchaser as provided above, the Purchaser shall first retain from the remaining aggregate Holdback Price for all Mortgage Loans, an amount equal to the Repurchase Price for the Defective Loan until the aggregate Holdback Price for all Mortgage Loans is equal to zero, and any remaining Repurchase Price which has not been deducted from the remaining aggregate Holdback Price (the “Reimbursement Balance”) will be immediately due and payable from the Seller to the Purchaser; provided that, in such event, for any Mortgage Loan(s) related to the Reimbursement Balance, the

Purchaser shall, in its sole discretion, notify the Seller either to (i) remit the applicable Breach Reimbursement for each Mortgage Loan identified by Purchaser or (ii) remit the applicable Repurchase Price for each Mortgage Loan identified by Purchaser, in each case, within five (5) Business Days of Purchaser's demand. Notwithstanding the foregoing, the Purchaser may, in its sole discretion, transfer any Mortgage Loan related to the Reimbursement Balance to the Seller and Seller shall be deemed to accept such transfer and the Seller hereby authorizes Purchaser, at the Seller’s expense, to perform all acts which the Purchaser deems appropriate to transfer the Mortgage Loans(s) to the Seller, including, but not limited to, the right to take possession of and endorse and collect any checks, drafts, notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters”/"hello letters" to any Mortgagor) and execute assignments on behalf of the Seller as its attorney in fact. This power of attorney, is coupled with an interest and is irrevocable without Purchaser’s consent. Notwithstanding anything to the contrary contained herein, to the extent that a power of attorney is required by applicable law or if the Purchaser otherwise requests a power of attorney, the Seller agrees to execute a power of attorney substantially in the form of Exhibit C hereto. Seller shall indemnify the Purchaser and hold it harmless against any and all fees, costs and expenses (including attorney's fees) incurred by the Purchaser in connection with the enforcement of the Sellers’s obligations hereunder, including but not limited, to pay the Reimbursement Balance.
Section 2.03.    Delivery of Collateral Documents. The Seller shall have delivered to the Custodian, as soon as practicable but in any event prior to the Closing Date, the Collateral File for each Mortgage Loan being sold by it hereunder for inspection pursuant to the Bailee Letter. All fees and expenses of the Custodian for such inspection shall be paid by the Purchaser.
With respect to any Collateral Document that has been released to counsel in connection with any litigation or enforcement proceeding applicable to the related Mortgage Loan, the Seller shall provide a signed bailee letter from such counsel (which counsel shall be counsel of record in such litigation or enforcement proceeding).
Upon payment of the Purchase Proceeds on the Closing Date, the Seller shall release to the Purchaser the related Collateral Files in accordance with the Bailee Letter and all documents subject to any attorney bailee letter. The Purchaser shall be solely responsible for arranging for the retention of the Collateral Files relating to the Mortgage Loans purchased by it hereunder after the Closing Date.
Following the Closing Date, the Seller shall forward to Purchaser or its designee any additional Collateral Files that come into the Seller’s possession, as the case may be. The foregoing shall survive the Closing Date.
Section 2.04.    Closing. The Closing shall take place on the Closing Date and shall be subject to the satisfaction of each of the following conditions, unless otherwise waived by the prejudiced party(ies):

(a)	all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date (or such other date specified therein)

and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

(b)
all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the Closing Date (or such other date specified therein) and no event shall have occurred that, with notice or the passage of time, would constitute a default under this Agreement;

(c)	each party hereto shall have performed its respective obligations under this Agreement required to be performed prior to the Closing Date;

(d)	the Purchaser shall have delivered the Purchase Proceeds in accordance with Section 2.02; and

(e)
all liens, security interests and/or rights of any other party in the Mortgage Loans shall be fully released and/or satisfied, and where such release or satisfaction is not automatic upon settlement or requires other action(s), the Seller shall have delivered evidence of such release or satisfaction to the Purchaser at or prior to settlement.

Section 2.05.    Entitlement to Payments on the Mortgage Loans; Reimbursement of Advances. The Purchaser shall be entitled to (a) all recoveries of principal collected or received on or after the Cut-off Date; (b) all payments of interest on the Mortgage Loans collected or received on or after the Cut-off Date; and (c) all other monies collected or received on or after the Cut-off Date relating to or in connection with the Mortgage Loans (other than amounts payable to the Interim Servicer under the Interim Servicing Agreement).
Section 2.06.    Payment of Costs and Expenses. The Purchaser and the Seller shall each bear their own costs and expenses in connection with the purchase and sale of the Mortgage Loans including, without limitation, the legal fees and expenses of their respective attorneys and any due diligence expenses. The Seller shall prepare, at its expense, Assignments for any Mortgage Loans (to the extent Assignments in blank are not already included the related Collateral Files) that are not MERS Mortgage Loans which Assignments may be delivered within thirty (30) days following the Closing Date, but the Seller shall not be responsible for recording such Assignments. The Purchaser shall bear all other costs and expenses incurred in connection with transferring title to the Mortgage Loans from the Seller to the Purchaser, including, without limitation, any MERS transfer or recording costs, and other recording fees.
Section 2.07.    MERS Mortgage Loans and the MERS System. Notwithstanding anything contained in this Agreement to the contrary, with respect to any MERS Mortgage Loan sold to the Purchaser by the Seller pursuant to this Agreement, the Seller shall cause the registration of such MERS Mortgage Loan to be changed on the MERS System to reflect the Purchaser, or its designee, as the beneficial owner of such MERS Mortgage Loan; provided that the Purchaser has provided the Seller with its, or its designee’s, MERS organizational identification number. The foregoing obligation of the Seller shall be in lieu of its delivering to the Purchaser an Assignment for such MERS Mortgage Loan.

Section 2.08.    Limited Power of Attorney. On the Closing Date the Seller shall provide Purchaser or its servicer with a reasonable number of limited powers of attorney in the form of Exhibit C attached hereto, to allow for the execution of Assignments (and other documents relating to the Mortgage Loans) and the servicing and enforcement of the Mortgage Loans in accordance with applicable law and customary servicing practices. The Purchaser may make additional requests for a reasonable number of limited powers of attorney until the one year anniversary of the Servicing Transfer Date, and in each case, Seller shall have ten (10) days to deliver such requested limited powers of attorney.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.01.    Representations and Warranties Respecting the Seller. The Seller represents and warrants to the Purchaser that, as of the Closing Date:

(a)
Organization and Standing. The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is qualified to transact business in and is in good standing under the laws of each state in which the nature of the business transacted by it requires such qualification;

(b)	Due Authority. The Seller has the full power and authority to perform and enter into and consummate all transactions contemplated by this Agreement;

(c)
No Conflict. Neither the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of its governing documents or result in a material breach of any legal restriction by which the Seller is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Seller is subject;

(d)
No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the Closing Date;

(e)
Litigation. There is no action, suit, proceeding or investigation pending, or, to the best of Seller’s knowledge, threatened against the Seller that is likely to materially and adversely affect the consummation of the transactions contemplated hereby, or that would be likely to materially impair the ability of the Seller to perform its obligations under the terms of this Agreement; and

(f)	No Brokers. No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this

Agreement based upon arrangements made by or on behalf of the Seller that would become an obligation of the Purchaser at or following the Closing.
Section 3.02.    Representations and Warranties of the Seller Respecting the Mortgage Loans.
With respect to each Mortgage Loan sold by it hereunder, the Seller represents and warrants to the Purchaser that, as of the Closing Date or such other date set forth herein, in each case subject to the limitation set forth in Section 3.03(a):

(a)
Data: The information set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date or, with respect to any applicable information in the Mortgage Loan Schedule, such other date specified therein. Except as disclosed on the Mortgage Loan Schedule, Seller or the Interim Servicer has not initiated, commenced or offered to the related Mortgagor any Loss Mitigation with respect to such Mortgage Loan;

(b)
Ownership; No Prior Liens. Immediately prior to the transfer and assignment contemplated hereunder, it was the sole owner and holder of the Mortgage Loan and the Servicing Rights related thereto free and clear of any and all liens, pledges, charges, or security interests of any nature and it has good and marketable title and has full right and authority to sell and assign the same;

(c)
Enforceability and Priority of Lien. With respect to each Mortgage Loan, (A) the Mortgage is a valid, subsisting, and enforceable first lien on the property therein described and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for, (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located, (iii) liens created pursuant to any federal, state, or local law, regulation, or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes, (iv) such other matters to which like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security to be provided by the Mortgage and (v) any generally applicable foreclosure moratoriums or delays; and (B) any security agreement, chattel mortgage, or equivalent document related to and delivered to the Purchaser or to its Custodian with any Mortgage establishes in it a valid and subsisting first lien on the property described therein, and it has full right to sell and assign the same to the Purchaser. The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case the related Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors). To the Seller’s knowledge, there is no homestead or other exemption available to the related Mortgagor that would interfere with the right to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose such Mortgage;

(d)
Mortgage Loan Legal and Binding. The Mortgage Note (or lost note affidavit, if applicable), the related Mortgage, and other agreements required to be executed by the Mortgagor at the closing of the Mortgage Loan in connection therewith are genuine, and each is the legal, valid, and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(e)
No Rescission. (A) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim, or defense, in each case on the part of the Mortgagor, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim, or defense, including the defense or usury; and (B) no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto; provided, that it makes such representation and warranty solely with respect to each Mortgage Note or Mortgage in respect of which any applicable statute of limitations period for any claim or dispute arising from or relating to such then-applicable right of rescission, set-off, counterclaim or defense has not yet expired as of the Closing Date;

(f)
Taxes Paid. Except as set forth on Schedule II attached hereto, as of the Closing Date, all properly assessed property taxes and insurance premiums, homeowners’ association fees/assessments and, to Seller’s knowledge, governmental assessments and water, sewer and municipal charges, that previously became due have been paid or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for any such item that remains unpaid and that has been assessed but is not yet due and payable, provided, however, upon the discovery by the Purchaser that any such governmental assessments or water, sewer or municipal charges were incurred prior to the Closing Date and remain unpaid, the Seller shall be responsible for paying such outstanding amounts relating to any such governmental assessments or water, sewer or municipal charges or shall otherwise reimburse the Purchaser for any such amounts to the extent paid by the Purchaser or its designee;

(g)
No Usury/High-Cost Loans. (A) The Mortgage Loan complies with or is exempt from applicable state, federal, or local laws, regulations, and other requirements pertaining to usury; and (B) no Mortgage Loan is a “high-cost” loan, “covered” loan, or any other similarly designated loan as defined under any state, local, or federal applicable predatory and abusive lending laws that imposes greater restrictions than other applicable laws and regulations based on the interest rate on the Mortgage Note or the points and fees paid at the closing; provided that it makes such representation and warranty solely with respect to each Mortgage Loan sold by it hereunder in respect of which the statute of limitations period has not yet expired as of the Closing Date for any claim or dispute arising from an alleged violation of (i) such applicable state, federal, or local laws, regulations, and other requirements pertaining to usury; and (ii) such state, local, or federal applicable predatory and abusive lending laws;

(h)
No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission. For the sake of clarity, the Purchaser acknowledges and agrees that Mortgage Loans subject to Loss Mitigation activities shall not be deemed a breach of this Section 3.02(h);

(i)
Regulatory Compliance. To Seller’s knowledge, at the time of origination, or if modified, the date of modification, the origination or modification of the Mortgage Loan complied in all material respects with all then-applicable federal, state, and local laws, including (without limitation) truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws, and disclosure laws or such noncompliance was cured subsequent to origination or modification, as permitted by applicable law; provided that it makes such representation and warranty solely with respect to the Mortgage Loan in respect of which the statute of limitations period has not yet expired as of the Closing Date for any claim or dispute arising from an alleged violation of such then-applicable federal, state and local laws;

(j)
Title Insurance. The lien of the related Mortgage is insured as a first priority lien by either an American Land Title Association (“ALTA”) lender’s title insurance policy or other generally acceptable form of policy of title insurance acceptable to prudent mortgage lending institutions making loans in the area where the related Mortgaged Property is located, issued by a title insurer acceptable to prudent mortgage lenders;

(k)	Collection Practices. Such Mortgage Loan has been serviced in compliance, in all material respects, with Applicable Requirements; and

(l)
Insurance. Ocwen has caused to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the unpaid principal balance of the Mortgage Loan and any mortgage loan senior to the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If upon origination of such Mortgage Loan, the related Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration is in effect. Such flood insurance policy is in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan (plus any additional amount required to prevent the Mortgagor from being deemed a co-insurer), (B) the full insurable value of the related Mortgaged Property and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. The related Mortgage obligates such Mortgagor thereunder to maintain all such insurance at such Mortgagor’s cost and expense. All such insurance policies are insured by an insurer acceptable to Fannie Mae, contained a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee and as loss payee and such clause is still in effect, and all premiums thereon have been paid (or an escrow therefore established) on such insurance policies.
Section 3.03.    Disclaimer of Representations and Warranties Expressed Herein.

(f)
Notwithstanding anything to the contrary contained herein, and other than as represented and warranted in Sections 3.01 and 3.02 and as qualified below, Purchaser acknowledges, understands, and agrees that the Seller makes no representation or warranty as to (i) the absence of fraud, misrepresentation, or omission in the origination or modification (other than modifications performed by the Interim Servicer) of any Mortgage Loan, (ii) the compliance or non-compliance with processing or underwriting guidelines or other processing or underwriting standards or protocols in the origination or modification (other than modifications performed by the Interim Servicer) of any Mortgage Loan, (iii) the absence of appraisal or valuation deficiencies in the origination or modification (other than modifications performed by the Interim Servicer) of any Mortgage Loan, or (iv) the existence or validity of any mortgage insurance policy related to any Mortgage Loan; provided that, and subject to the provisions of Section 3.04(a) concerning the Warranty Period, clauses (i) — (iv) shall not apply to diminish any Seller's representations and warranties set forth in Sections 3.02(b), (c), (d) or (e) to the extent that the alleged breach relates to lien priority, the validity of the lien or the Seller's ownership of its respective Mortgage Loans. For the avoidance of doubt, in any case in which fraud, misrepresentation, or omission in connection with the origination or modification of a mortgage loan causes any of the representations and warranties set forth in Section 3.02 (other than those set forth in clauses (b), (c), (d) or (e) to the extent that the alleged breach relates to lien priority, the validity of the lien or the Seller's ownership of its respective Mortgage Loans) to be untrue, such representation and warranty will nonetheless be deemed not to have been breached by virtue thereof and Purchaser shall not be entitled to any remedy for such breach under Section 3.04 or otherwise; provided that, and subject to the provisions of Section 3.04(a) concerning the Warranty Period, such exception shall not apply to diminish any Seller's representations and warranties set forth in Sections 3.02(b), (c), (d) or (e) to the extent that the alleged breach relates to lien priority, the validity of the lien or the Seller's ownership of its respective Mortgage Loans, and further provided that the foregoing limitation shall not apply to any breach claim for which the basis is not grounded upon such fraud, misrepresentation or omission.

(g)
Purchaser acknowledges, understands, and agrees that the Prior Sellers have constructive or actual knowledge that fraud, misrepresentations, or omissions occurred in connection with the origination or modification of some or all of the Mortgage Loans and that Prior Sellers may have undertaken investigations or other steps with respect to some or all of such instances of fraud, misrepresentation, or omission (“Prior Seller Investigations”). Purchaser acknowledges, understands, and agrees that the Prior Sellers have not and will not identify the Mortgage Loans subject to Prior Seller Investigations, nor will Prior Sellers provide any information about the Prior Seller Investigations and Seller does not have any information relating to such Prior Seller Investigations. Purchaser expressly assumes all risks arising from fraud, misrepresentation, or omission in connection with the origination or modification of the Mortgage Loans, including as provided in Section 3.03(a).

(h)
Except as expressly provided in Section 3.01 and in Section 3.02, no representation, warranty or covenant of any kind or nature, whether express or implied, including, without limitation, any warranties of a transferor under the Uniform Commercial Code or pursuant to any other statute, law, rule or regulation, is being made in this Agreement or otherwise by the Seller with respect to the Mortgage Loans, the Collateral Documents, any Credit Files or the nature, condition or value of the same, including, without limiting the foregoing, any representation, warranty or covenant regarding the completeness or accuracy of any information provided by the Seller, the collectability of any Mortgage Loan or Mortgage Insurance, the creditworthiness of any obligor, the balance of any Mortgage Loan or account, or the sufficiency of funds held in any escrow or similar account or the propriety of prior disbursements therefrom. Except as expressly provided in Section 3.01 and Section 3.02, Purchaser agrees to purchase the Mortgage Loans in their “as is, where is” basis “with all faults” as of the Closing Date. ADDITIONALLY, PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3.01 AND SECTION 3.02, THE SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE MORTGAGED PROPERTIES OR ANY PORTION THEREOF, OR WITH RESPECT TO THE ENVIRONMENTAL CONDITION (INCLUDING, BUT NOT LIMITED TO, THE CONDITION OF THE SOIL, WATER, GROUND WATER, THE PRESENCE OF HAZARDOUS SUBSTANCES, ASBESTOS, MOLD, RADON AND UNDERGROUND STORAGE TANKS, AND ALL OTHER PHYSICAL CHARACTERISTICS), VALUATION OR UTILITY OF SUCH PROPERTIES. THE SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS, TO, OR CONCERNING THE PRESENCE OR ABSENCE OF ANY ENVIRONMENTALLY TOXIC OR HAZARDOUS SUBSTANCES ON, IN OR UNDER THE MORTGAGED PROPERTIES OR ON, IN OR UNDER ANY PROPERTY ADJACENT TO SUCH PROPERTIES. FROM AND AFTER THE CLOSING DATE, THE PURCHASER ASSUMES ALL RISK OF LOSS, AND RESPONSIBILITY AND LIABILITY RELATED TO THE MORTGAGE LOANS, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, ACTIONS JUDGMENTS, LIABILITIES, LIENS, DAMAGES, PENALTIES, FINES, COSTS AND REASONABLE ATTORNEY’S FEES (INCLUDING WITHOUT LIMITATION DISBURSEMENTS AND COURT COSTS), RELATED TO OR ARISING FROM THE CONDITION (INCLUDING, BUT NOT LIMITED TO, THE CONDITION OF THE SOIL, WATER, GROUND WATER, PRESENCE OF HAZARDOUS SUBSTANCES, ASBESTOS, MOLD, RADON AND UNDERGROUND STORAGE TANKS, AND ALL OTHER PHYSICAL CHARACTERISTICS), VALUATION OR UTILITY OF THE MORTGAGE LOANS, WHETHER FORESEEN OR UNFORESEEN, NOW EXISTING OR HEREINAFTER ARISING, DIRECT OR INDIRECT, KNOWN OR

UNKNOWN. WITHOUT LIMITING THE FOREGOING, THE PURCHASER FURTHER ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN SECTION 3.02, THE SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES AS TO THE MORTGAGE LOANS (INCLUDING WITHOUT LIMITATION, THE VALUE, MARKETABILITY, CONDITION OR FUTURE PERFORMANCE THEREOF, THE EXISTENCE OF LEASES OR THE STATUS OF ANY TENANCIES OR OCCUPANCIES WITH RESPECT THERETO, THE APPLICABILITY OF ANY RENT CONTROL OR RENT STABILIZATION LAWS OR THE COMPLIANCE OR LACK OF COMPLIANCE THEREOF WITH ANY LAWS (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL, LAND USE OR OCCUPANCY LAWS))
Section 3.04.    Remedies for Breach of Representations and Warranties.

(a)
Warranty Period. The representations and warranties set forth in Section 3.01 and Section 3.02 shall survive the sale of the Mortgage Loans to the Purchaser for a period of six (6) months following the Servicing Transfer Date (the “Warranty Period”) and shall inure to the benefit of the Purchaser during such Warranty Period; provided, however, that if, on or prior to the expiration of such Warranty Period, a breach claim as described in Section 3.04(b) shall have been delivered by the Purchaser to Seller, Purchaser shall continue to have the right to cause Seller to cure, reprice and/or repurchase the Mortgage Loan until the related repurchase claim has been satisfied or otherwise resolved as provided in this Agreement.

(b)
Notice of Breach; Cure. In the event that the Purchaser discovers that a breach of any of the representations and warranties set forth in Section 3.01 and Section 3.02 has occurred and such breach materially and adversely affects the value of one or more of the related Mortgage Loans or the interest of the Purchaser therein (a “Seller Breach”), the Purchaser shall provide prompt written notice to the Seller accompanied by (i) the identity of the affected Mortgage Loan with respect to which the Seller Breach is alleged to have occurred and (ii) sufficient documentation to enable the Seller to determine the validity of the Purchaser’s request of it to repurchase the affected Mortgage Loan, including reasonably detailed information of the material adverse effect on the value of the Mortgage Loan to which such claimed Seller Breach relates.

Within sixty (60) days from receipt of written notice to the Seller of the Seller Breach (the “Cure Period”), the Seller shall use its commercially reasonable efforts to cure such breach in all material respects and, if such breach cannot be cured by the expiration of the Cure Period, the Seller shall, at Purchaser’s option, either (i) reimburse to the Purchaser an amount equal to the mutually agreed reduction in value of the affected Mortgage Loan based upon the Seller Breach (a “Breach Reimbursement”) or (ii) repurchase such Mortgage Loan at the Repurchase Price; provided, however that in no event shall the Seller have any obligation to repurchase any Mortgage Loan sold to the Purchaser or make a Breach Reimbursement in respect of any breaches of representations or warranties set forth in Section 3.01 and Section 3.02 if the Seller does not receive written notice of the related Seller Breach during the Warranty Period; provided, however, that if, on or prior to the expiration of such Warranty

Period, a breach claim as described above shall have been delivered by the Purchaser to Seller, Purchaser shall continue to have the right to cause Seller to cure, reprice and/or repurchase the Mortgage Loan until the related repurchase claim has been satisfied or otherwise resolved as provided in this Agreement. In the event the Purchaser elects the Breach Reimbursement option, the Seller and the Purchaser shall promptly negotiate in good faith to reach a mutual agreement with respect to the Seller reimbursement amount, provided, that if the Seller and the Purchaser are unable to mutually agree upon a permanent reduction in value amount for the affected Mortgage Loan caused by the Seller Breach within the Cure Period, then the Seller shall promptly repurchase the affected Mortgage Loan at the related Repurchase Price.

(c)
Expiration of Representations and Warranties. The representations and warranties set forth in Section 3.01 and Section 3.02 shall expire and have no further force or effect upon the expiration of the Warranty Period, subject to the provisions of Sections 3.04(b) and (c) regarding the Seller’s receipt of written notice of the Seller Breach during the Warranty Period. The Purchaser understands that in no event shall the Seller have any obligation to repurchase any Mortgage Loan sold to Purchaser hereunder in respect of the Seller Breach if the Purchaser does not provide written notice and supporting documentation of the related Seller Breach with respect to a breach of any representation or warranty contained in Section 3.01 or Section 3.02 prior to the expiration of the Warranty Period, and the Purchaser shall not be entitled to any remedy provided in Section 3.04(b) above with respect to the Seller Breach for which such written notice is provided after the expiration of the Warranty Period. The Seller shall not have any further obligation to the Purchaser with respect to the Seller Breach after the expiration of the Warranty Period except with respect to the Seller’s cure, repurchase or Breach Reimbursement obligation relating to the Seller Breach for which written notice satisfying the requirements of Sections 3.04(b) and 3.04(c) was received by the Seller during the Warranty Period. For the avoidance of doubt, no new, amended or additional claims for breaches in respect of any representation, warranty and covenant made by the Seller in Section 3.01 and Section 3.02 shall be permitted after the expiration of the Warranty Period; provided, however, that materials or responses submitted by the Purchaser in a reasonably prompt manner relating to clarification of any claim or any ministerial or administrative matters shall not be considered an amended or additional claim for purposes of this paragraph.

(d)
Assignment to Seller. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser. Upon a repurchase of a Mortgage Loan pursuant to Section 2.02 and this Section 3.04, (i) the Seller Mortgage Loan Schedule shall be deemed amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement, (ii) the Purchaser shall deliver the Collateral File relating to such repurchased Mortgage Loan to the Seller (containing such documentation as delivered by the Seller to the Purchaser as of the Closing Date) and (iii) unless a Seller Breach related to Section 3.02(b), the Purchaser shall execute and deliver such instruments of transfer or assignment as shall be prepared by, and delivered to it by, the Seller and necessary to (A) vest in the Seller good and marketable title to such repurchased Mortgage Loan on a servicing released basis and (B) reassign to the Seller all of the Purchaser’s right, title and interest in and to the Servicing Rights with respect to such repurchased Mortgage Loan (to the sole extent that same was delivered to the Purchaser by the Seller).

(e)
Sole Remedies. It is understood that the obligations of the Seller to cure, repurchase or make a Breach Reimbursement, as provided in and subject to the limitations in this Section 3.04, constitute the sole remedies of the Purchaser with respect to the Seller Breach (whether sounding in contract, fraud, or otherwise). For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Purchaser acknowledges understands and agrees that it shall have no remedy with respect to fraud, misrepresentation or omission in the origination or modification (other than modifications performed by the Interim Servicer) of any Mortgage Loan, compliance or non-compliance with underwriting guidelines or other underwriting standards or protocols in the origination or modification (other than modifications performed by the Interim Servicer) of any Mortgage Loan, appraisal or valuation deficiencies in the origination or modification (other than modifications performed by the Interim Servicer) of any Mortgage Loan, or the existence or validity of any mortgage insurance policy related to any Mortgage Loan; except as provided in Sections 3.01 or 3.02 and as further qualified in Section 3.03(a) and further provided that, and subject to the provisions of Section 3.04(a) concerning the Warranty Period, the foregoing acknowledgement shall not apply to diminish any Seller's representations and warranties set forth in Sections 3.02(b), (c), (d) or (e) to the extent that the alleged breach relates to lien priority, the validity of the lien or a Seller's ownership of its respective Mortgage Loans. Subject to the immediately preceding proviso, the Seller expressly disclaims any liability regarding the aforementioned facts and the Purchasers acknowledge, understand, and agree to that disclaimer, including in any case where the Seller has constructive or actual knowledge of those facts (except as so provided and qualified).

(f)
Indemnification. The Seller shall indemnify the Purchaser and Christiana Trust and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, “Losses”) that the Purchaser or Christiana Trust may sustain in any way resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties of the Seller set forth in Section 3.02(a) relating to Loss Mitigation and the data provided therein. The indemnification provided by the Seller herein shall be with respect to Losses involving third-parties and Losses between Purchaser, Christiana Trust and the Seller.

The Seller shall indemnify the Purchaser and Christiana Trust and hold each of them harmless against any Losses that the Purchaser or Christiana Trust may sustain in any way resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a failure by Ocwen to service the Mortgage Loans in accordance with Applicable Requirements prior to the Closing Date. The indemnification provided by the Seller herein shall be with respect to Losses involving third-parties and Losses between Purchaser, Christiana Trust and the Seller.

The Purchaser shall indemnify the Seller and Christiana Trust and hold each of them harmless against any Losses that the Seller or Christiana Trust may sustain in any way resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a failure by the Purchaser’s servicer to service the Mortgage Loans in accordance with Applicable Requirements after the Closing Date. The indemnification provided by the Purchaser herein shall be with respect to Losses involving third-parties and Losses between Seller, Christiana Trust and the Purchaser.
The provisions of this Section 3.04(f) shall survive termination of this Agreement.

(g)	Conditions to Repurchase. Notwithstanding any other provision of this Agreement, the Seller shall not be required to repurchase any Mortgage Loan in the event that:

(i)
the Purchaser or its servicer (after the Closing Date) has released or impaired the lien of the related Mortgage on the related Mortgaged Property, except as is necessary or appropriate under Applicable Requirements;

(ii)
at the time of repurchase the Purchaser (or its assignee, as permitted pursuant to Section 5.08) is not the sole owner of the Mortgage Loan and holder of the related Mortgage Note, free and clear of any and all liens, claims, encumbrances, participation interest, equities, pledges, charges or security interests of any nature, other than any liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests in existence as of the Closing Date, and/or the Purchaser does not have full right and authority to sell or assign the same (other than as a result of the Seller’s breach of a representation or warranty set forth in Section 3.01 or 3.02); and

(iii)
the Purchaser or its designee has not serviced the Mortgage Loan in accordance with all applicable federal, state and local laws and regulations and the terms of the related Mortgage and the Mortgage Note from and after the Servicing Transfer Date to and including to the date of repurchase (other than as a result of (A) the Seller’s breach of the representation or warranty set forth in Section 3.01 or 3.02 or (B) the failure of the Seller, its servicer or any prior servicer to service the Mortgage Loan prior to the Closing Date in accordance with such standards) and such failure has impaired the Mortgage Loan in any material respect.

Section 3.05.    Representations, Warranties and Covenants Respecting the Purchaser. The Purchaser represents, warrants and covenants to the Seller that, as of the Closing Date:

(a)
Organization and Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Purchaser and, if applicable, to acquire and hold the Mortgage Loans;

(b)
Due Authority. The Purchaser has the full corporate power and authority to (i) perform, and to enter into and consummate, all transactions contemplated by this Agreement and (ii) purchase and hold each Mortgage Loan; the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized;

(c)
No Conflict. Neither the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of its governing documents or result in a material breach of any legal restriction by which the Purchaser is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any material law, rule, regulation, order, judgment or decree to which the Purchaser is subject;

(d)
No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the Closing Date;

(e)
Due Diligence. Following completion of the Due Diligence pursuant to Section 2.02, the Purchaser shall have conducted such due diligence review and analysis, or had the opportunity to conduct such due diligence review and analysis of the Seller, the Mortgage Loans, the Collateral Documents and the Credit Files and all other related information, together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts (including, without limitation, any bankruptcy courts in which any Mortgagors, guarantor or surety, if any, may be subject to any pending bankruptcy proceedings), as it has, subject to the restrictions set forth in Section 2.02, deemed necessary, proper or appropriate in order to make a complete and fully informed decision with respect to the purchase and acquisition of the Mortgage Loans and the Servicing Rights related thereto. The Purchaser acknowledges, understands and agrees that the Prior Sellers and their affiliates may possess information regarding the Mortgage Loans that was not and shall not be provided to the Seller or the Purchaser, including information reflected in reports relating to internal or external investigations concerning the Mortgage Loans or that is subject to legal privilege, and the Purchaser hereby waives any and all causes of action arising out of or relating to the non-disclosure of such information;

(f)
Economic Risk. The Purchaser acknowledges, understands and agrees that the acquisition of the Mortgage Loans and the Servicing Rights related thereto involve a high degree of risk, including, but not limited to the risk that the Mortgage Loans and the Servicing Rights related thereto may have limited or no liquidity, that the Mortgage Loans and the related Servicing Rights are being sold with limited representations and warranties that survive for a limited time period following the Closing Date, and that the Mortgage Loans and the related Servicing Rights are suitable only for persons or entities of substantial financial means who have no need for liquidity and who can hold the Mortgage Loans and the Servicing Rights related thereto indefinitely or bear the partial or entire loss of value;

(g)	[Reserved.]

(h)
Re-Performing Mortgage Loans. The Purchaser acknowledges that Seller represented that all or substantially all of the Mortgage Loans are or have been non-performing on their original and/or modified terms;

(i)	MERS. The Purchaser, or its designee, is registered and in good standing with MERS;

(j)
HAMP-Approved Servicer. The Purchaser’s designated servicer shall be, on the Servicing Transfer Date, participating in HAMP. The Purchaser’s designated servicer will abide by the modification terms of any Mortgage Loan that has been modified prior to the Closing Date and identified to the Purchaser in writing and will continue to process any Mortgage Loan modifications identified to the Purchaser in writing that are in process as of the Closing Date in accordance with the terms of such Mortgage Loan and, if applicable, with all requirements of HAMP. The Mortgagors under the Mortgage Loans subject to any of the modifications described in the preceding sentence shall be third party beneficiaries of the Purchaser’s obligations in the preceding sentence;

(k)
No Brokers. No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser that would become an obligation of the Seller at or following the Closing;

(l)
Ability to Perform; Servicer Eligibility; Loss Mitigation. The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant and obligation contained in this Agreement. The Purchaser’s designee servicer shall be an approved servicer for Fannie Mae or Freddie Mac in good standing. The Purchaser covenants and agrees that (i) it shall (or it shall cause its designee servicer or any successor or assign to) accept and continue processing any Loss Mitigation activities and honor all trial and permanent Loss Mitigation agreements in each case, identified to the Purchaser in writing on or prior to the Closing Date and commenced prior to the Closing Date, and (ii) it shall (or it shall cause its designee servicer or any successor or assign to) continue to negotiate in good faith the terms of any modification agreement identified to the Purchaser in writing on or prior to the Closing Date with the applicable Mortgagor if the Seller, Prior Seller or their respective servicer began negotiating such modifications prior to the Closing Date provided that the foregoing obligations shall be subject to compliance by the Purchaser or its servicer with Applicable Requirements;

(m)
Sophisticated Purchaser. The Purchaser is a sophisticated investor (as that term is used in regulations promulgated under the Securities Act of 1933, as amended) who could withstand the loss of the entire Purchase Price;

(n)
Decision to Purchase. The Purchaser’s bid and decision to purchase the Mortgage Loans is based upon its own comprehensive review and independent expert evaluation and analysis of the Mortgage Loans. The Purchaser has made such independent investigation as the Purchaser deems to be warranted into the nature, title, attachment, perfection, priority, validity, enforceability, collectability, and value of the Mortgage Loans, the title, condition and value of any collateral securing the Mortgage Loans, the market conditions and other characteristics of the places where any such collateral is located, and all other facts it deems material to the purchase of the Mortgage Loans;

(o)
No Reliance. In entering into this Agreement, the Purchaser has not relied upon any oral information from the Seller or any of its employees, agents, attorneys or representatives, other than the representations, warranties and covenants of the Seller contained herein. The Purchaser acknowledges that no employee, agent, attorney or representative of the Seller has been authorized to make, and that the Purchaser has not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement;

(p)
Regulatory Compliance; Collection Practices. The Purchaser or its designee servicer shall service the Mortgage Loans in accordance with all applicable laws and regulations and the terms of the Mortgage Notes and Mortgages;

(q)
Reporting to the Internal Revenue Service. The Purchaser agrees to submit, all Internal Revenue Service forms and information returns for the Mortgage Loans for the period during which it owns the Mortgage Loans;

(r)
Substitution of Purchaser as Claimant with respect to Bankruptcy Proceedings. The Purchaser agrees that with respect to each Mortgage Loan subject to this Agreement, if the related Mortgagor is a debtor in a case under the United States Bankruptcy Code of 1986, as amended (11 U.S.C. § 101, et seq.) (referred to herein as a “Bankruptcy Case”) on the Closing Date and identified on the Mortgage Loan Schedule and a proof of claim has been filed by or on behalf of the Seller, the Purchaser, at its sole cost and expense, shall (or shall cause its servicer to) file the appropriate transfer notice in each Bankruptcy Case within one-hundred twenty (120) days of the Servicing Transfer Date;

(s)
Notification to Counsel. With respect to any Mortgage Loan which is, as of the Closing Date, the subject of litigation, bankruptcy or judicial foreclosure (a “Pending Proceeding”), the Purchaser shall, at its sole cost and expense, within one-hundred twenty (120) days after the Closing Date, file pleadings and all other necessary documents to remove the Seller as a party in such Pending Proceeding and substitute the Purchaser or its designee as the real party in interest (with the exception of any judicial foreclosure matter in which judgment has already been entered, any matter which is the subject of an automatic stay or any other matter in which the Purchaser is unable to make such substitution).

Notwithstanding the preceding paragraph, Seller or its servicer shall cooperate with Purchaser and its designees (i) in a commercially reasonable manner in connection with the transition of any Pending Proceeding and (ii) by undertaking any or all of the following actions at Purchaser’s request (if requested within one hundred and twenty (120) days of the Closing Date) and Purchaser’s expense:
(i)    Deliver written notification to Purchaser of the Mortgage Loans subject to a Pending Proceeding, including the names, addresses, telephone numbers and e-mail addresses of all parties involved in such litigation, and all documents related to such litigation.
(ii)    If required by the applicable court, file appropriate pleadings with the court that will (i) substitute Purchaser’s attorney for Seller’s attorney, and (ii) remove Seller as a party to the litigation and substitute Purchaser as the real party in interest. If Seller fails to substitute Purchaser’s attorney for Seller’s attorney or to remove Seller as a party in interest, then Seller shall pay continued legal expenses in such litigation until such time as the substitution is effected (and in no event shall Purchaser be liable for any contingency arrangements of Seller with Seller’s attorneys).
The Purchaser acknowledges and agrees that to the extent a substitution has not occurred in accordance with this subsection within one-hundred twenty (120) days following the Closing Date, the Purchaser shall send to the Seller a notice containing a list of such cases within one-hundred fifty (150) days following the Closing Date, and the Seller shall provide written notice to the Purchaser of its intention to discontinue or otherwise remove itself as a party in interest from any or all of such Pending Proceedings. If, within thirty (30) days of receipt of such notice, the Purchaser fails to complete the required substitution or provide a reasonable basis for its failure to complete such substitution, and provided Purchaser has not requested Seller's assistance as provided above or in clauses (i) and (ii) above, Seller shall be permitted to discontinue or otherwise remove itself as a party in interest from such Pending Proceeding, to the extent permitted by applicable law in such jurisdiction, which may affect the Purchaser’s rights in any such proceeding including, without limitation, a dismissal with prejudice or the running of any statute of limitations if any such proceeding is dismissed. Seller and Purchaser agree to cooperate in good faith with respect to the substitution of Purchaser for Seller in Pending Proceedings as contemplated in these paragraphs. Notwithstanding anything to the contrary in this Agreement, the Seller and Purchaser hereby agree that a Purchaser may continue any proceeding in a Seller’s name with respect to any Mortgage Loan if necessary to prevent a material adverse effect on such Purchaser’s interests with respect thereto or a delay in such proceeding.
Notwithstanding the provisions of this Agreement, if a proceeding involves litigation that includes counterclaims against the Seller, prior to the Cut-off Date the Seller shall remove the Mortgage Loan that is the subject of the proceeding from the sale under this Agreement.

(t)
Use of Seller’s Name. The Purchaser covenants and agrees that it shall not (i) except as required by applicable law, institute or, subject to Section 3.05(r) and (s) above, continue any enforcement or legal action or proceeding in the name of the Seller or its servicer or a Prior Seller or, except as required by applicable law or to comply with the requirements of this Agreement, make reference to the Seller or its servicer or a Prior Seller in any correspondence to or discussion with any particular obligor regarding enforcement or collection of the Mortgage Loans except for purposes of identifying a Mortgage Loan as originated or previously owned by the Seller or a Prior Seller, (ii) misrepresent, mislead, deceive, or otherwise fail to adequately disclose to any particular Mortgagor or guarantor the identity of the Purchaser as the owner of the Mortgage Loan or (iii) with respect to the Mortgage Loans, take any action in the Seller’s name or its servicer’s name or a Prior Seller’s name or hold itself out as an agent or representative of the Seller or a Prior Seller. The Seller shall have the right to seek the entry of an order by a court of competent jurisdiction enjoining any violation hereof; and

(u)
Mortgagor Contact. Neither the Purchaser nor its servicer shall initiate any contact with any Mortgagor related to any Mortgage Loan prior to the Closing Date; provided, that the Purchaser or its servicer may contact a Mortgagor related to a Mortgage Loan to send written notice of the change in servicing of such Mortgage Loan from the Seller or its servicer to the Purchaser or its servicer, to send written notice of the change in ownership of such Mortgage Loan from the Seller to the Purchaser (for the avoidance of doubt, such notices shall include the “hello” letter and any Section 404 Notice required by the Helping Families Act), and as otherwise required by applicable law.

ARTICLE IV

INTERIM SERVICING OF THE MORTGAGE LOANS
AND TRANSFER OF SERVICING RIGHTS
Section 4.01.    General. The Mortgage Loans shall be purchased by the Purchaser and sold by the Seller on a servicing-released basis and the purchase of the Mortgage Loans and the Servicing Rights related thereto by the Purchaser shall, for all purposes, include all rights of the Seller related to the Mortgage Loans. The Purchaser shall cause the Interim Servicer to execute the Interim Servicing Agreement pursuant to which the Interim Servicer shall interim service the Mortgage Loans on behalf of the Purchaser commencing on the Closing Date. As of the Closing Date, all servicing responsibilities with respect to the Mortgage Loans shall pass to the Purchaser, and the Seller shall cease all servicing responsibilities with respect to the Mortgage Loans and shall be discharged from all liability therefor with respect to any servicing following the Closing Date. Without limiting its other obligations herein, the Seller shall not have any obligation to perform (or cause the performance of) any servicing activities with respect to the Mortgage Loans from and after the Closing Date. Any outstanding corporate and servicing advances incurred on or after the Cut-off Date shall be the responsibility of the Purchaser. To the extent not netted from the remittance of collections to the Purchaser required under Section 4.02 and to the extent the Seller has repurchased any and all Defective Loans in accordance with Section 2.02, the Purchaser shall reimburse the Seller or the servicer for the Seller for any such corporate and servicing advances made on behalf of the Purchaser on or after the Cut-off Date and on or prior to the Closing Date, which shall be paid to the Seller or its servicer within ten (10) Business Days of receipt of an invoice for such amounts. To the extent the Seller has repurchased any and all Defective Loans in accordance with Section 2.02, if an expense was incurred with respect to a Mortgage Loan on or after the Cut-off Date and prior to the Closing Date, but the invoice was not received by the Seller or its servicer until after the Closing Date, the Purchaser agrees to pay such amounts or reimburse the Seller therefor within ten (10) Business Days of receiving an invoice for such expense.

In connection with the transfer of servicing of the Mortgage Loans from the Interim Servicer to the Purchaser or its designee servicer, the Purchaser shall comply and cause the its designee servicer to comply, with the CFPB’s rules and/or guidelines with respect to servicing transfers, including without limitation its Bulletin 2014-1 issued on August 19, 2014. The Seller shall provide and the Purchaser shall provide, and cause its designee servicer to provide, all reasonable cooperation and assistance as may be requested by the other party in connection with compliance with such rules and/or guidelines. The Seller and the Purchaser shall cooperate after the servicing transfer date to resolve all customer complaints, disputes and inquiries related to activities that occurred prior to the servicing transfer date or in connection with the servicing transfer to Purchaser or its designee servicer.

Section 4.02.    Payments. Seller understand that the Purchaser will not reimburse it for any corporate and servicing advances and negative escrow advances incurred prior to the Cut-off Date. With respect to any payments received by the Seller on account of the Mortgage Loans on or after the Cut-off Date and prior to the Closing Date, the Seller or the Interim Servicer shall either apply such payments to the Mortgage Loans or remit such payments directly to the Purchaser, as deemed appropriate by the Seller. On the Closing Date, the Seller shall remit to the Purchaser or the Interim Servicer all collections, payments, or funds received by it on or after the Cut-off Date on account of the Mortgage Loans sold by it hereunder, which may be net of any unreimbursed corporate and servicing advances or negative escrow balances incurred following the Cut-off Date and due it or its servicer pursuant to Section 4.01 above. Within ten (10) Business Days following the Closing Date, the Seller and the Purchaser shall reconcile and true-up in good faith all amounts due to each party pursuant to this Agreement. Following the Closing Date, any invoices and back-up documentation received by the Seller or its servicer relating to recoverable corporate and servicing advances incurred on or after the Cut-off Date and on or prior to the Closing Date will be forwarded by the Seller or its servicer to Purchaser, and the Purchaser shall be responsible for promptly paying all the related expenses within ten (10) Business Days of receipt of such invoices and back-up documentation.
Notwithstanding anything to the contrary in this Agreement, the Seller acknowledges and agrees that any funds collected on or after the Cut-off Date and prior to the establishment of the SMALT Custodial Accounts (as defined below) by the Interim Servicer related to the Mortgage Loan (the “Cut-off Loan Collections”) shall be deposited in a segregated custodial and/or escrow account, as the case may be, which the Interim Servicer has established for the Seller (collectively, “HLSS Custodial Accounts”) until the Interim Servicer creates and establishes a separate segregated custodial and escrow account, as the case may be, in the Purchaser’s name (collectively, “SMALT Custodial Accounts”). Notwithstanding anything to the contrary in this Agreement, Seller hereby assigns, pledges and grants a security interest to the Purchaser in all of its right, title and interest in, to and under all the Cut-off Loan Collections, which are deposited in the HLSS Custodial Accounts, whether now owned or hereafter deposited, now existing or hereafter acquired and wherever located. Seller agrees to mark its computer records and files to evidence the security interests granted to the Purchaser hereunder and Purchaser’s ownership of the Cut-off Loan Collections. Upon the creation of the SMALT Custodial Accounts by the Interim Servicer, the Seller shall cause the Interim Servicer to immediately transfer all Cut-off Loan Collections deposited in the HLSS Custodial Accounts to the SMALT Custodial Accounts. At any time and from time to time, upon the written request of Purchaser, Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Purchaser may request for the purpose of obtaining or preserving the full benefits of this Section 4.02 and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Cut-off Loan Collections and the liens created hereby. Seller also hereby authorizes Purchaser to file any such financing or continuation statement to the extent permitted by applicable law.
Section 4.03.    Litigation Claims Against Seller or Prior Sellers.
Purchaser shall use commercially reasonable efforts to cooperate with Seller to manage litigation with respect to the Mortgage Loans that exists as of the Closing. Notwithstanding anything to the contrary in this Agreement, should the Seller, the Prior Sellers or their servicer become, or continue to be, a party to any claim, action, proceeding, investigation or inquiry relating to the Mortgage Loans or the related Mortgaged Property following the Closing Date, at the Seller's sole cost and expense, the Purchaser shall provide the Seller any and all applicable documentation or data reasonably available to the Purchaser regarding such Mortgage Loans or the related Mortgaged Property as may be reasonably requested by the Seller to defend such claim, action or proceeding.
Section 4.04.    Cooperation with Audit Requests.
The Purchaser shall use commercially reasonable efforts to cooperate with the Seller by agreeing to (A) provide the Seller and its respective designees and any regulator or governmental agency or body having authority over the Seller the right to examine and audit, during normal business hours or at such other times as are reasonable under applicable circumstances, upon five (5) Business Days advance notice to the extent in the Purchaser’s possession or control, any and all of (i) the Credit Files and Collateral Files relating to the Mortgage Loans or the Mortgagors sold by the Seller hereunder and (ii) any and all books, records, documentation or other information in the possession of the Purchaser (or its designee servicer) relating to the Mortgage Loans or the servicing thereof, and (B) generate any additional reporting related to any of the foregoing, in each case as is deemed reasonably necessary by the Seller in its good faith determination for the Seller to comply with audit or reporting requests related to any regulator or governmental oversight requirements to which is it is subject (and, upon request of the Purchaser or its servicer, to provide evidence of any such audit or reporting request to the extent not prohibited by applicable law). The Purchaser understands and acknowledges that the provisions of this Section 4.04 shall apply to it beyond the Closing Date. The Seller shall reimburse the Purchaser for costs and expenses incurred by the Purchaser in connection with its compliance with the provisions of this Section 4.04.
Section 4.05.    MI Disputes and Settlements.

(a)
The Purchaser acknowledges that the Mortgage Loans identified in the Mortgage Loan Schedule as potentially having Mortgage Insurance that was the subject of an MI Settlement at the time the Seller acquired such Mortgage Loans from the related Prior Sellers (such Mortgage Loans, the “Initial MI Settlement Loans”) are subject to MI Settlements that may reduce the coverage for Insured Losses that may otherwise be available under the related policies of Mortgage Insurance. The Purchaser acknowledges the validity and enforceability of MI Settlements relating to the Initial MI Settlement Loans (each such MI Settlement, an “Initial MI Settlement”) and hereby covenants that neither it nor any of its designees shall institute, file or prosecute any action or other proceeding based in whole or in part on any Causes of Action released by an Initial MI Settlement, or otherwise challenge the validity or enforceability of any terms of any Initial MI Settlement.
The Purchaser further acknowledges that each applicable Prior Seller has consented to the terms of the Initial MI Settlements to which it is a party and that Purchaser, as an assignee, and the Purchaser’s designees shall be bound by each such consent, provided that, except as provided in this Section 4.05 the Purchaser shall not assume any liability or obligations in connection with such MI Settlements. The Purchaser agrees that it is acquiring the Initial MI Settlement Loans subject to any obligations or impairments created by the related Initial MI Settlements and that, unless or until such obligations are terminated, neither it nor any of its designees (including its servicer) shall seek to recover insurance payments, damages, including for lost profits, punitive or exemplary damages, costs or expenses with respect to the Mortgage Insurance on any such Mortgage Loan as to which Causes of Action are released under an MI Settlement or in excess of the MI Settlement Payment Amount for the Mortgage Insurance on such loan.
The Purchaser further acknowledges that payment under the MI Settlements is not guaranteed, that the MI Settlements are subject to other investor consents that may or may not be obtained, that the MI Settlement Payment Amount does not constitute any assurances or guarantees by the Seller that such payment will be made in the amount scheduled and that such payments, if any, are further subject to reduction by the applicable Mortgage Insurer for various reasons, including any state imposed deferred payment obligation (DPO) relating to any Mortgage Insurer. No Seller or servicer for the Seller shall have any obligation to collect or assist in the collection of any DPO receivable.

(b)
The Purchaser acknowledges that the applicable Prior Seller may be engaged in ongoing discussions with Mortgage Insurers relating to disputed coverage or claims payments under policies for Mortgage Insurance that cover or purport to cover certain of the Mortgage Loans (such disputes, which shall exclude any Mortgage Insurance actions, claims or proceedings that may arise from servicing-related activities occurring after the Closing Date, “MI Disputes”). Notwithstanding the sale of the Mortgage Loans hereunder, the Purchaser hereby irrevocably grants each applicable Prior Seller the authority to negotiate, compromise and settle any such MI Disputes, as well as to provide any consents from the owner of any Mortgage Loan contemplated under any related MI Settlement, on its behalf. Upon the request of the Seller, the Purchaser will provide, and cause its servicer to provide, written authorizations to any Mortgage Insurer, if required, to allow the Seller to settle Mortgage Disputes with the Mortgage Insurer at such applicable Prior Seller’s discretion, either in such Prior Seller’s own name or as subcontractor or agent for the Purchaser, provided that, except as provided in this Section 4.05, the Purchaser shall not be required to assume any liability or obligations in connection with such MI Settlements.

(c)
The Purchaser acknowledges that any Subsequent MI Settlement may reduce the coverage for Insured Losses that may otherwise be available under the related policies of Mortgage Insurance. Following the receipt of notice from the Seller identifying Mortgage Loans which are part of any Subsequent MI Settlement, the Purchaser hereby covenants that (i) neither it nor any of its designees shall start to institute, file or prosecute any new action or other new proceeding based in whole or in part on any Causes of Action released by an Subsequent MI Settlement, or otherwise challenge the validity or enforceability of any terms of any Subsequent MI Settlement following receipt of notice of such Subsequent MI Settlement, and (ii) unless and until any obligations or impairments to recovery in any Subsequent MI Settlement are terminated, neither it nor any of its designees (including its servicer) shall, following receipt of notice of such Subsequent MI Settlement, seek to recover Mortgage Insurance payments with respect to any Mortgage Loan that has or purports to have Mortgage Insurance that is subject to a Subsequent MI Settlement under which Causes of Action have been released or Mortgage Insurance payments in excess of the MI Settlement Payment Amount for the Mortgage Insurance on such Mortgage Loan.

(d)
In connection with any action, claim or proceeding concerning Mortgage Insurance with respect to any Mortgage Loan, Purchaser shall or shall cause its servicer to reasonably cooperate with the Seller and make available to the Seller any communication (including any request for missing documents, notification of impending coverage rescission, notification of impending claim denial, claim denials, coverage rescissions, and curtailments), all witnesses, pertinent records, and any materials and information in Purchaser’s or such servicer’s possession or control relating thereto as may be reasonably required by such Prior Seller to bring or defend such action, claim or proceeding. The cooperation obligations in this Section 4.05(d) shall include the obligation of the Purchaser or its servicer to provide the Seller with notice within a reasonable time but no later than fifteen (15) Business Days after the Purchaser or the Purchaser’s servicer becomes aware of any such action, claim or proceeding. Upon the request of the Seller, Purchaser shall and shall cause its servicer to provide written authorization to any Mortgage Insurer, if required, to allow the Seller to respond to any such action, claim or proceeding directly to the Mortgage Insurer. Such authorization shall state that Purchaser or Purchaser’s servicer, as the case may be, ratifies the applicable Seller’s ability to take steps the Seller determines to be reasonably necessary to pursue coverage under the applicable Mortgage Insurance policy, including, without limitation, prosecuting and/or defending litigation and/or arbitration with Mortgage Insurers with respect to claims made and/or rescissions, denials or curtailments the Mortgage Insurers have attempted or will attempt to effectuate.

(e)
Purchaser agrees that in connection with any sale, transfer or assignment of any Mortgage Loan identified in the Mortgage Loan schedule as having or purporting to have Mortgage Insurance it shall either (i) insure that the assignee and any subsequent assignee of such Mortgage Loan comply with the obligations of the Purchaser under this Section 4.05 or (ii) take all required actions necessary to cancel the Mortgage Insurance on such Mortgage Loan prior to such sale, transfer or assignment.

(f)
Notwithstanding the highly confidential terms of the MI Settlements, the Seller agrees, with respect to the Mortgage Loans sold by it hereunder, to confidentially provide, pursuant to Section 5.14 herein, the Purchaser, the Interim Servicer and Purchaser's successor servicer such information it receives from the Prior Seller or from the Seller regarding the terms of the MI Settlements as is reasonably required for the Purchaser to perform or cause the Interim Servicer and Purchaser's successor servicer to perform its obligations under this Section 4.05. Such information shall include the MI Settlement Payment Amount or methodology for computing such amount for each Mortgage Loan that is subject to an MI Settlement. The Purchaser acknowledges and agrees that information provided pursuant to this Section 4.05(f) is Confidential Information governed by Section 5.14 herein.

ARTICLE V

MISCELLANEOUS
Section 5.01.    Reserved.
Section 5.02.    Notices. All demands, notices and communications required to be provided hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(a)	If to the Purchaser:
Securitized Mortgage Asset Loan Trust 2015-1
c/o Shellpoint Mortgage Servicing
75 Beattie Place, Suite 300
Greenville, SC  29601
Attention:  Michael Keaton - Executive Vice President
Email: Michael.Keaton@shellpointmtg.com

With copies to:

Shellpoint Partners, LLC
140 East 45th Street, 37th Floor
New York, NY 10017
Attention:  Eric Kaplan - Managing Director
Email: eric.kaplan@shellpointllc.com

and

Shellpoint Mortgage Servicing

140 East 45th Street, 37th Floor
New York, NY 10017
Attention: Jim Harrington – Managing Director
Email: jim.harrington@shellpointmtg.com

and

Securitized Mortgage Asset Loan Trust 2015-1
c/o Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
Attention: Structured Finance – SMALT 2015-1

(b)	If to the Seller:
HLSS Mortgage Master Trust II
c/o Wilmington Savings Fund Society, FSB
500 Delaware Avenue, 11th Floor
Wilmington, DE 19801
Attention: Structured Finance - SMALT 2015-1

With a copy to:

HLSS Mortgage LP
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KYI-9005
Cayman Islands
Attn: General Counsel re: HLSS Mortgage Master Trust II

and

HLSS SEZ LP
CEC City Centre (Flagship Bldg.)
70 Harbour Drive, Unit N-301A,
P.O. Box 10315
Grand Cayman KY1-1003
Cayman Islands
Attn: General Counsel re: HLSS Mortgage Master Trust II
or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 5.03.    Sale Treatment. It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Further, the transactions contemplated by this Agreement are not intended in any way to constitute the sale of a “security” or “securities” within the meaning of any applicable securities laws, and none of the representations, warranties or agreements of the Seller or the Purchaser shall create any inference that the transactions involve any “security” or “securities.” Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller’s and the Purchaser’s business records, tax returns and financial statements. Accordingly, the Seller and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans.
Section 5.04.    Exhibits. The Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
Section 5.05.    General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)
the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)
references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)
reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)	the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)	the term “include” or “including” shall mean without limitation by reason of enumeration;

(g)
the parties may have made representations, warranties and covenants hereunder relating to the servicing of the Mortgage Loans performed or to be performed by third party servicers, in such cases (i) the party making the representation, warranty or covenant shall be deemed to have met or satisfied the representation, warranty or covenant to the extent that its designated servicer meets or satisfies the representation, warranty or covenant on its behalf, and (ii) any acknowledgments, waivers, delegation of authority or negative covenants of a party made in this Agreement relating to the ownership or servicing of the Mortgage Loans shall be applicable to the party, its servicer and their respective agents, in each case regardless of whether the designated servicer is identified in the representation, warranty or covenant;

(h)	reference to this Agreement or any other document referenced herein shall include all exhibits, schedules or other supplements thereto; and

(i)	all references to delinquent in this Agreement shall be delinquent as calculated pursuant to the MBA methodology.
Section 5.06.    Reproduction of Documents. This Agreement and all documents relating thereto, including (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 5.07.    Further Assurances. The parties shall execute and deliver to each other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.
Section 5.08.    Assignment of Mortgage Loans by the Purchaser. The Purchaser may, subject to Section 4.05(e) and the other terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that such sale or transfer shall not be affected through any assignment of this Agreement and any related transferee will not be deemed to be the “Purchaser” hereunder. Notwithstanding the foregoing sentence, the Purchaser may assign this Agreement to its affiliates upon the prior written consent of the Seller, which consent shall not be unreasonably withheld. The Purchaser understands and acknowledges that the Seller will not consent to any assignment of all or any portion of this Agreement and notwithstanding any sale or transfer of one or more Mortgage Loans, all rights and remedies against the Seller hereunder shall inure solely to the benefit of the Purchaser hereto. Any subsequent transfer, sale or assignment of the Mortgage Loans shall be pursuant to a separate agreement between the Purchaser and the Purchaser’s assignee.
Until Seller receives any contrary written notice thereof from the Purchaser, the Purchaser hereby designates New Penn Financial, LLC d/b/a Shellpoint Mortgage Servicing ("SMS") as its designee and agent to enforce any of the Purchaser's rights under this Agreement and Seller hereby acknowledges and agrees that any actions of, and notices provided by SMS shall be deemed to be actions of, and notices provided by, the Owner.

The Purchaser hereby understands and acknowledges that, with respect to any sale of all or a portion of the Mortgage Loans pursuant to a Whole Loan Transfer or Securitization Transaction, the Seller shall be under no obligation to cooperate with the Purchaser in connection therewith, except to the limited extent provided in the immediately preceding paragraph. In connection with a Whole Loan Transfer or Securitization Transaction, the Purchaser further understands and agrees that the Seller will, in no event, (i) consent to an assignment of, or restate, any representations and warranties in this Agreement, (ii) cooperate with the Purchaser by entering into any reconstitution agreement, securitization servicing agreement or other similar agreement, (iii) provide any data, disclosure, certifications, reporting or other information or any indemnification, and/or (iv) provide any information required under Regulation AB. In addition, in no event shall the aggregate principal balance of Mortgage Loans sold by the Seller hereunder surpass any threshold in any Whole Loan Transfer or Securitization Transaction specified by the Commission for enhanced disclosure regarding originators and/or servicers pursuant to Regulation AB or any similar successor regulation of any applicable regulator or governmental agency, so as to trigger any disclosure, reporting or other obligations of the Seller in connection with any such Whole Loan Transfer or Securitization Transaction.
Section 5.09.    Waiver; Amendment.
Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.
Section 5.10.    Governing Law.
This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed under the laws of the State of New York without reference to its rules and principles governing conflicts of law.
Section 5.11.    Waiver of Jury Trial.
THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY OTHER DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF THE PARTIES HERETO.
Section 5.12.    Severability Clause.
Any part, provision, representation or warranty of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.
Section 5.13.    Successors; No Third Party Beneficiaries.
This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, with respect to the Mortgage Loans sold by it hereunder, and the Purchaser and the respective permitted successors of the Seller and the Purchaser. Except as provided in Section 5.08 above, the Purchaser may not assign all or any portion of this Agreement. Except as provided in Section 3.05(j), this Agreement does not and is not intended to confer any rights or remedies upon any person other than the Seller and the Purchaser and the respective permitted successors of the Seller and the Purchaser, except as otherwise explicitly required by law.
Section 5.14.    Confidentiality.
The Seller and the Purchaser acknowledge and agree that the terms of the Transaction Documents and any information whether oral, written or otherwise provided by the Seller to the Purchaser pursuant to this Agreement or the transactions contemplated herein, including the existence and terms of the Transaction Documents, Purchase Price and the MI Settlements, shall be kept confidential, shall not be divulged to any party other than those that have a need to know such information in order to complete the transaction contemplated herein, including without limitation, the Interim Servicer, governmental authorities, due diligence service providers and attorneys, without the other parties’ consent, and shall be maintained according to applicable privacy laws. Notwithstanding the foregoing, the Purchaser may disclose Mortgage Loan data (excluding non-public personal information regarding the borrowers) and the fact that certain of the Mortgage Loans are or may in the future be subject to MI Settlements (but not the terms of such settlements), without restriction in connection with a Securitization Transaction, Whole Loan Transfer or financing transaction related to the Mortgage Loans.
Each party shall hold and use all Confidential Information, as hereinafter defined, in compliance with Subtitle A of Title V of the Gramm-Leach-Bliley Act (codified at 15 U.S.C. § 6801 et seq.), as it may be amended from time to time (the “GLB Act”), the regulations promulgated thereunder, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. (the “FCRA”) and all other applicable law. “Confidential Information” shall mean any data or information that is proprietary to the disclosing party and not generally known to the public, whether in tangible or intangible form, including, but not limited to, the following information: inventions, trade secrets, know-how, software, databases, customer lists, all personal information about the Mortgagors that is supplied to the Seller or the Purchaser by or on behalf of the Mortgagors, and other customer or consumer specific data deemed to be “nonpublic personal information” under the GLB Act or the FCRA. Each party shall take all reasonable measures to ensure that the Confidential Information is not disclosed, published, released, transferred, duplicated or otherwise made available to others in contravention of the provisions of this Agreement or of the GLB Act, the regulations promulgated thereunder, the FCRA or other applicable law. If the GLB Act, the regulations promulgated thereunder, the FCRA or other applicable law now or hereafter in effect impose a higher standard of confidentiality to the Confidential Information, such standard shall prevail over the provisions of this Agreement. Each party shall indemnify and hold harmless any other party for all damages incurred by such party arising from such party’s failure to comply with the GLB Act and the FCRA.
Each party agrees that there is a likelihood that a disclosing party will suffer irreparable harm if the another party fails to comply with the obligations set forth in this Section 5.14 and that monetary damages may be inadequate to compensate the disclosing for such breach. Accordingly, each party agrees that a disclosing party will, in addition to any other remedies available to it at law or in equity, be entitled to seek injunctive relief to enforce the provisions of this Section 5.14. The terms and provisions of this Section 5.14 shall survive the termination of this Agreement.
Notwithstanding anything to the contrary in this Agreement, each party may disclose another party’s Confidential Information in a judicial proceeding when required to do so by law when responding to a subpoena or as otherwise required by applicable law or regulatory agency rule or regulation. If any court, governmental agency, or regulatory body demands that a party disclose any information contained in the Confidential Information to the public or to a third party other than the court, governmental agency or regulatory body, the recipient of such demand may, in the absence of a protective order, disclose such information to the extent that it is advised in writing that it must do so by its legal counsel; provided that the recipient of such demand shall, unless restrained by court order, provide written notice of such demand to the party that disclosed the Confidential Information and copies of all notice papers, orders, requests or other documents in order to allow such disclosing party to seek an appropriate protective order, and shall not disclose such information until five (5) Business Days after providing such notice. The recipient of a demand described in the preceding sentence shall cooperate fully with a disclosing party seeking a protective order, at the cost and expense of the party seeking a protective order, should a disclosing party seek such an order.
In addition, notwithstanding anything to the contrary in this Agreement, each party may disclose Confidential Information to the extent that (i) it is reasonably necessary for such party to do so in working with its officers, directors, employees, consultants, legal counsel, auditors, taxing authorities or governmental agencies, (ii) the Purchaser provides this Agreement to banking institutions for diligence purposes in connection with potential financing transactions so long as the Purchaser has a confidentiality agreement in place with each such banking institution that would prohibit each such banking institution from disclosing the information described in this Section 5.14 to any other party (iii) the Seller is required to disclose the material terms of this Agreement in compliance with the public filing requirements of HLSS, Ltd., the public company parent of the Seller, (iv) information which now or later becomes generally available to the public other than as a result of a disclosure in breach of this Agreement, (v) information already in such party's possession prior to the disclosure under this agreement and such party can demonstrate such possession with written or electronic documentation/evidence; (vi) information which is obtained by such party on a non-confidential basis from a third person who, insofar as is known to such party, is not prohibited from transmitting the information by any contractual, legal, or fiduciary obligation; (vii) information that has been independently developed by such party without using or referring to the information; (viii) information as otherwise agreed by Seller and Purchaser from time to time.

Section 5.15.    Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Wilmington Savings Fund Society FSB d/b/a Christiana Trust (“Christiana Trust”), not individually or personally but solely as trustee of HLSS Mortgage Master Trust II (the “HLSS Trust”) and as trustee of Securitized Mortgage Asset Loan Trust 2015-1 (the “SMALT 2015-1 Trust” and together with the HLSS Trust, the “Trusts” and each a “Trust”), in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the related Trust is made and intended not as personal representations, undertakings and agreements by Christiana Trust but is made and intended for the purpose of binding only the related Trust, (c) nothing herein contained shall be construed as creating any liability on Christiana Trust, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Christiana Trust be personally liable for the payment of any indebtedness or expenses of the related Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the related Trust under this document or any other related documents. Christiana Trust shall be an express third party beneficiary of this Agreement.
Section 5.16.    Entire Agreement. The Transaction Documents and any confidentiality agreements entered into by any of the parties in connection with the Mortgage Loans and the transactions contemplated under this Agreement that explicitly survive the consummation of the transactions contemplated hereunder constitute the entire understanding between the parties hereto with respect to the Mortgage Loans and the Servicing Rights related thereto and supersede all prior or contemporaneous oral or written communications regarding same. The parties hereto understand and agree that no employee, agent or other representative of a party has any authority to bind such party with respect to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of the Transaction Documents. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by all parties.
Section 5.17.    Execution in Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the Seller and the Purchaser. The parties intend that facsimile signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.
HLSS MASTER MORTGAGE LOAN TRUST II, Seller

By: Wilmington Savings Fund Society, FSB d/b/a Christiana Trust, not individually but solely as trustee

By:	Name: Title:
SECURITIZED MORTGAGE ASSET LOAN TRUST 2015-1, Purchaser
By: Wilmington Savings Fund Society, FSB d/b/a Christiana Trust, not individually but solely as trustee

By:	Name: Title:

[Signature Page to HLSS/DoubleLine MLPSA]
79996.000014 EMF_US 54099769v10

SCHEDULE I
FUNDING SCHEDULE
(Attached)

Schedule I-1
79996.000014 EMF_US 54099769v10

SCHEDULE II
ENCUMBRANCES; TAXES; INSURANCE; OTHER CHARGES
(None)

Schedule II-1
79996.000014 EMF_US 54099769v10

SCHEDULE III
COLLATERAL EXCEPTION REPORT

Schedule III-1
79996.000014 EMF_US 54099769v10

EXHIBIT A
MORTGAGE LOAN SCHEDULE
(Attached)

Exhibit A-1
79996.000014 EMF_US 54099769v10

EXHIBIT A-1

ADDITIONAL MORTGAGE LOAN DATA

(Attached)

Exhibit A-1 -1
79996.000014 EMF_US 54099769v10

EXHIBIT B
COLLATERAL DOCUMENTS
With respect to each Mortgage Loan, the Collateral Documents shall include each of the following items, except as set forth in the Collateral Exception Report:

1.
Mortgage Note: As to each Mortgage Loan, the original Mortgage Note, together with any applicable riders, endorsed “Pay to the order of Purchaser (or its designee) or in blank, without recourse” and signed by an authorized officer, or a copy thereof with a lost note affidavit. To the extent the lost note affidavit does not include indemnification reasonably acceptable to the Purchaser, the Seller shall deliver a lost note affidavit in the form of Schedule A attached hereto. The Seller's obligation to deliver a lost note affidavit in the form of Schedule A attached hereto shall survive the Closing Date but shall expire on February 20, 2016.

2.
Mortgage: As to each Mortgage Loan, the original Mortgage or a copy of such Mortgage, with evidence of recording thereon and any addenda or riders thereto or a copy of the recorded Mortgage; provided, however, that if the related Mortgage Loan is registered with the MERS® System, evidence of the Seller mortgage identification number and language indicating that such Mortgage Loan is registered with the MERS® System.

3.
Assignment of Mortgage: As to each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment to the Purchaser (or its designee) or in blank, signed by an authorized officer of the Seller or current owner of record if Seller is not the owner of record.

4.
Intervening Assignments: As to each Mortgage Loan, the originals or copies of all intervening assignments of Mortgage, with evidence of recording thereon, as may be necessary to show a complete chain of title.

5.
Modifications: As to each Mortgage Loan, the originals or certified copies of all assumption, modification, consolidation or extension agreements, if any and to the extent available and recorded if necessary for enforceability.

6.	Intervening Endorsements: As to each Mortgage Loan, all intervening endorsements and/or allonges to the Mortgage Note, as may be necessary to show a complete chain of title.

7.
Power of Attorney: As to each Mortgage Loan, if the related Mortgage Note or Mortgage was executed pursuant to a power of attorney or other instrument that authorized or empowered such Person to sign, the original or copy of such power of attorney recorded if necessary for enforceability.

Exhibit B-1
79996.000014 EMF_US 54099769v10

8.
Title Insurance Policy. As to each Mortgage Loan, the original or copy of the mortgagee title insurance policy or with respect to any Mortgage Loan for which the related Mortgaged Property is located in Iowa, an attorney’s opinion of title and abstract of title.

Exhibit B-2
79996.000014 EMF_US 54099769v10

Schedule A

Form of Lost Note Affidavit

Loan No: [insert loan number]

AFFIDAVIT OF LOST NOTE

I, [insert name], being duly sworn, do hereby state under oath that:

1.	As [insert title] of [SELLER] ("Lender"), I have independent knowledge of facts set forth in this Affidavit and am authorized to make this Affidavit on behalf of the Lender.

2.    Lender is the current payee under the following described mortgage note (the "Note"):

Date of Note:
Loan No.:
Borrower(s):
Original Payee (if not Lender):
Original Loan Amount:
Rate of Interest (initial rate if ARM):
Address of Mortgage Property:

3.	Lender is the lawful owner of the Note, and in conjunction with its ownership acquired possession of the original Note (the “Original”).

4.	Lender has not sold, cancelled, altered, assigned or hypothecated the Note, except with respect to the sale of the Note and loan to [PURCHASER] to which this Affidavit of Lost Note relates.

5.
Lender has made reasonable efforts to locate the Original, but the whereabouts of the Original cannot be determined. Lender did not lose possession of the Original as a result of transfer or lawful seizure.

6.
A true and correct copy of the Original is attached hereto, including all required signatures and endorsements complete to Lender, which is secured by a mortgage, deed of trust, or other security instrument.

7.	[PURCHASER], its successors, and assigns will rely on this Affidavit of Lost Note.

8.
Lender agrees that, if said Original should ever come into Lender’s possession, custody or power, Lender will immediately and without consideration surrender the Original to the [PURCHASER], or its successor in interest and assigns.

9.
Lender shall indemnify and hold harmless the [PURCHASER], and its successor in interest and assigns, against any loss or liability resulting from the unavailability of the Original, including but not limited to any loss or liability arising from (i) any false statement contained in this Affidavit of Lost Note, (ii) any claim of any party that it has already purchased a mortgage loan evidenced by

Exhibit B-3
79996.000014 EMF_US 54099769v10

the Original or any interest in such mortgage loan, or (iii) the inability of the owner of the related mortgage loan to foreclose on the related mortgaged property.

EXECUTED THIS [insert day] DAY OF [insert month], [insert year].

[SELLER]
By:     _______________________________________

Name: _______________________________________

Title:    ________________________________________

State of [insert state]
County of [insert county]

On this [insert day] day of [insert month], [insert year], before me appeared [insert name], to me personally known, who being duly sworn did say that she/he is the [insert title] of Lender, and that said Affidavit of Lost Note was signed and sealed on behalf of the institution defined in this document as Lender, and said [insert name] acknowledged this instrument to be the free act and deed of said Lender.

Subscribed and sworn before me this     ____ day of ______________ A.D. 20__.

__________________________________
Notary Public in and for the State of [insert state]
My Commission expires: [insert date]

Exhibit B-4
79996.000014 EMF_US 54099769v10

EXHIBIT C
FORM OF LIMITED POWER OF ATTORNEY
LIMITED POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
THAT, HLSS MASTER MORTGAGE LOAN TRUST II (“Seller”), by these presents does hereby make, constitute and appoint [ ] (“Servicer”), Seller’s true and lawful attorney-in-fact, and hereby grants it authority and power to take, through its duly authorized officers, the Actions (as such term is defined herein) in Seller’s name, place and stead. This limited power of attorney (“Limited Power of Attorney”) is given in connection with, and relates solely to, mortgage loans (“Loans”) sold by Seller and certain of its affiliates to Securitized Mortgage Asset Loan Trust 2015-1 (“Purchaser”) pursuant to that certain Mortgage Loan Purchase and Sale Agreement (Re-Performing and Nonperforming) dated as of February 20, 2015, between Seller and Purchaser, under the terms of which Seller sold to Purchaser the Loans. Each of the Loans comprises a promissory note evidencing a right to payment and performance secured by a security interest or other lien on real property evidenced by one or more mortgages, deeds of trust, deeds to secure debt or other forms of security instruments (each, a “Mortgage”). The parties agree that this Limited Power of Attorney is coupled with an interest.
As used above, the term “Actions” shall mean and be limited to the following acts, in each case only with respect to one or another of the Loans and only as mandated or permitted by federal, state or local laws or other legal requirements or restrictions:

1.
Endorse promissory notes and other negotiable instruments and execute assignments of mortgages, deeds of trust, deeds to secure debt, and other security instruments securing said promissory notes or negotiable instruments;

2.
Prepare and execute or file reconveyances, deeds of reconveyance, full or partial releases or satisfactions of mortgage or similar instruments fully or partially releasing the lien of a Mortgage, cancellations, and discharges;

3.
Correct or otherwise remedy any errors or deficiencies contained in any transfer or reconveyance documents provided or prepared by Seller or a prior transferor, including, but not limited to note indorsements;

4.	Endorse all checks, drafts and/or other negotiable instruments made payable to Seller as payments by borrowers in connection with the Loans;

5.
Execute or file quitclaim deeds or, only where necessary and appropriate, special warranty deeds or other deeds causing the transfer of title to a third party, in respect of property acquired through a foreclosure or deed-in-lieu of foreclosure (“REO Property”);

Exhibit C-1
79996.000014 EMF_US 54099769v10

6.
Execute and deliver documentation with respect to the marketing and sale of REO Property, including, without limitation: listing agreements; purchase and sale agreements; escrow instructions; HUD-1 settlement statements; and any other document necessary to effect the transfer of REO Property;

7.	Execute or file any documents necessary and appropriate to substitute the creditor or foreclosing party in a bankruptcy or foreclosure proceeding in respect of any of the Loans.
With respect to the Actions, Seller gives to said attorney-in-fact full power and authority to execute such instruments and to do and perform all and every act and thing requisite, necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully, to all intents and purposes, as the undersigned might or could do, and hereby does ratify and confirm all that said attorney-in-fact shall lawfully do or cause to be done by authority hereof.
Except as provided herein, nothing contained herein shall be construed to grant Servicer the power to (i) initiate or defend any suit, litigation, or proceeding in the name of Seller or be construed to create a duty of Seller to initiate or defend any suit, litigation, or proceeding in the name of Purchaser, or (ii) incur or agree to any liability or obligation in the name of or on behalf of Seller. This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York without regard to conflicts of law principles of such state.

Exhibit C-2
79996.000014 EMF_US 54099769v10

IN WITNESS WHEREOF, [SELLER] has executed this Limited Power of Attorney this ____ day of [Month and Year].
[SELLER]
By:
Name:
Title:

Witness:
Name:
Title:

Witness:
Name:
Title:

STATE OF ____________        :
: ss.
_____________ COUNTY        :
On the ____ day of ______________ in the year [_______], before me, the undersigned, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that the individual executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. [AMEND AS APPROPRIATE TO CREATE EFFECTIVE NOTARIZATION UNDER APPLICABLE LAW.]
_______________________________
Notary Public
My commission expires:

Exhibit C-3
79996.000014 EMF_US 54099769v10